Exhibit 99.1

 Contact:  Carlton E. Turner                             Thomas Redington
           Chief Executive Officer                       Redington, Inc.
           Carrington Laboratories, Inc.                 203/222-7399
           972/518-1300 or 800/527-5216                  212/926-1733


                         CARRINGTON REPORTS 2004 RESULTS
                         -------------------------------

    *  Conference call today at 3:30PM Central/4:30PM Eastern
    *  Record Revenue Produces Net Profit
    *  Vaccine Delivery Technology Enters Human Testing
    * Final Quarter is Eleventh Consecutive With Revenue Growth Over Prior Year's Quarter
    *  Pro Forma Profit Before Funding Of DelSite Subsidiary Is $3.1 Million;


   IRVING, TX MARCH 22 - Carrington Laboratories, Inc., (Nasdaq: CARN) reported record revenue of $30.8 million for the year ended December 31, 2004, with a pro forma profit of $3.1 million before funding of drug delivery technologies at the company's wholly-owned subsidiary, DelSite Biotechnologies, Inc.

   After DelSite expenses of $3.8 million, which were partially offset by grant revenue of $767,000, net income for the year was $36,000, or $0.00 per basic and diluted share. In the year-ago period, after DelSite funding of $2.8 million, the company reported a net loss of $1.5 million, or a loss of ($0.15) per basic and diluted share on revenue of $29.1 million.

   Cash and cash equivalents stood at $2.4 million at December 31, 2004.

   For the fourth quarter ended December 31, 2004, revenue totaled $7.8 million compared to $6.7 million in the year-ago period, an increase of
 15.8 percent. The increase was paced by an 18.8 percent sales gain in the consumer products division. Before DelSite funding of $952,000, Carrington recorded a pro forma profit of $708,000 for 2004's final quarter, compared to a pro forma loss of $282,000 before $799,000 of DelSite funding in the year-ago period. DelSite funding brought final net income in the quarter just ended to $213,000, or $0.02 per basic and diluted share, compared to a loss of $1.1 million, or ($0.10) per basic and diluted share, for the comparable year ago period.

   "2004 was a pivotal year for Carrington," noted Carlton E. Turner, PhD, Carrington's chief executive officer. "We completed 11 consecutive quarters of revenue growth over the prior year's quarter. We achieved our plan of fully funding DelSite while keeping cash above $2 million and producing a small profit. In addition to increasing revenue in most all of our key product sectors, we cut company-wide operating expenses by nearly six percent."

   "We also achieved significant milestones in furthering the development of DelSite's drug delivery technologies with the award of two U.S. grants, expansion of research facilities and the start of human clinical trials," Dr. Turner said.

   On March 15, 2005, the company announced commencement of a Phase I human clinical trial of the nasal delivery technology for vaccines being developed by DelSite. Completion of the trial is expected in mid-May with the possibility of results being announced at the company's Annual Meeting on May 19, 2005.

   In addition to the human clinical trial underway, DelSite completed the initial phase of a two-year U.S. Government biosecurity grant issued in early 2004 for development of a new platform to deliver vaccines. In October of 2004, Carrington was awarded a second U.S. grant, which provides $6 million over three years, to develop a nasally administered vaccine against H5N1, a virulent form of bird flu. DelSite has signed more than 25 confidentiality agreements with drug and biopharmaceutical companies regarding its drug delivery technologies.

   In 2004 the company initiated laboratory expansions to double the size of DelSite's research facilities in Irving and at Texas A&M University. Two presentations of preclinical data evidencing the potential utility of the company's technologies for nasal delivery of vaccines and injectable delivery of peptides and proteins were also made, the first at the 1st International Conference on Influenza Vaccines for the World in May in Lisbon, Portugal and the second in June at the 31st Annual Meeting of the Controlled Release Society in Honolulu, Hawaii.

   Presentation of these data helps create awareness of how DelSite's technologies have the potential to solve important drug delivery issues in the pharmaceutical and biopharmaceutical industries, the company said.

 Conference Call Today

   Investors are invited to listen to today's conference call at 3:30PM Central, 4:30PM Eastern by dialing 800-299-9086 in the US or 617-786-2903 internationally. The pass code is 41314473. The call is also being web cast by CCBN and can be accessed at Carrington's website at www.carringtonlabs.com.

   A  replay  of  the  call   will  be   available  a  few  hours  after  the
 call  concludes by   dialing   888-286-8010  in  the   US  and  617-801-6888
 internationally.  The pass code for the replay is 36379076.

   The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/ CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).


 About Carrington

   Carrington Laboratories, Inc., is an ISO 9001-certified, research-based biopharmaceutical and consumer products company currently utilizing naturally-occurring polymeric carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care as well as to manufacture and market the nutraceutical raw material Manapol[R] and cosmetic raw material Hydrapol[TM]. Carrington also manufactures and markets consumer products under the AloeCeuticals[R] brand and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. The Company's DelSite Biotechnologies subsidiary is developing its propriety GelSite[TM] technology designed to provide controlled release of peptide and protein-based drugs. Carrington's technology is protected by more than 126 patents in 26 countries. Select products are honored with the internationally coveted CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.

      Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company's management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company's filings with the Securities & Exchange Commission, including the Form 10Q filed November 12, 2004.

                         Carrington Laboratories, Inc.
               Condensed Consolidated Statements of Operations
                   (in thousands, except per share amounts)

                                       Three Months Ended  Twelve Months Ended
                                          December 31,         December 31,
                                         2004      2003       2004      2003
                                        ------    ------     ------    ------
                                     (unaudited)(unaudited) (audited)(audited)
 Revenue:
 Medical Services                      $ 1,831  $  2,004    $ 7,921   $ 8,315
 Royalty income                            617       615      2,470     2,467
                                        ------    ------     ------    ------
 Medical Services, total                 2,448     2,619     10,391    10,782
 Consumer Services                       4,856     4,086     19,663    18,321
 Grant income, DelSite                     457         -        767         -
                                        ------    ------     ------    ------
                                         7,761     6,705     30,821    29,103
 Costs and expenses:
 Cost of product sales                   4,473     4,551     18,250    18,806
 Selling, general and administrative     1,804     2,126      7,560     8,017
 Research and development                  201       234        911       899
 Research and development-DelSite          952       799      3,826     2,761
 Other (income) expense                    (55)        1        (92)     (123)
 Interest expense, net                      48        75        205       249
                                        ------    ------     ------    ------
 Income (loss) before income taxes         338    (1,081)       161    (1,506)
 Provision for income taxes                125         -        125         -
                                        ------    ------     ------    ------
 Net income (loss)                     $   213   $(1,081)   $    36   $(1,506)
                                        ======    ======     ======    ======

 Net income (loss) per common share    $  0.02   $ (0.10)   $  0.00   $ (0.15)
   Basic and diluted

 Reconciliation of Non-GAAP
 Financial Measures:

 Net Income (loss)                     $   213   $(1,081)   $    36   $(1,506)
 DelSite grant income                     (457)        -       (767)        -
 DelSite expenses                          952       799      3,826     2,761
                                        ------    ------     ------    ------
 Pro forma Profit before DelSite       $   708   $  (282)   $ 3,095   $ 1,255
                                        ======    ======     ======    ======

                         Carrington Laboratories, Inc.
                    Condensed Consolidated Balance Sheets
                                (in thousands)

                                                  December 31,  December 31,
                                                      2004         2003
                                                     ------       ------
                                                    (audited)    (audited)
 ASSETS:
 Current Assets:
 Cash and cash equivalents                          $ 2,430      $ 1,920
 Accounts receivable, net                             3,325        3,098
 Inventories, net                                     4,614        5,960
 Prepaid expenses                                       197          253
                                                     ------       ------
 Total current assets                               $10,566      $11,231

 Property, plant and equipment, net                  11,674       10,538
 Customer relationships, net                            585          777
 Other assets, net                                      192          238
                                                     ------       ------
 Total assets                                       $23,017      $22,784
                                                     ======       ======

 LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
 Line of credit                                     $ 1,887      $ 1,587
 Accounts payable                                     1,674        2,037
 Accrued liabilities                                  1,328        1,604
 Current portion of long-term debt
   and capital lease obligations                      1,000        1,104
 Deferred revenue                                     2,433        1,880
                                                     ------       ------
 Total current liabilities                          $ 8,322      $ 8,212

 Long-term debt and capital lease obligations         1,324        1,953

 SHAREHOLDERS' EQUITY:
 Common stock                                           107          104
 Capital in excess of par value                      53,713       53,000
 Accumulated deficit                                (40,446)     (40,482)
 Treasury stock at cost                                  (3)          (3)
                                                     ------       ------
 Total shareholders' equity                          13,371       12,619
                                                     ------       ------
 Total liabilities and shareholders' equity         $23,017      $22,784
                                                     ======       ======

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